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                                                                 Exhibit (17)(a)
LOOMIS SAYLES GOVERNMENT SECURITIES FUND                      PROXY SOLICITED BY
                                                           THE BOARD OF TRUSTEES
                                                    PROXY FOR SPECIAL MEETING OF
                                                  SHAREHOLDERS ON MARCH 18, 2005

The undersigned hereby appoints Coleen Downs Dinneen, Russell Kane and Michael Kardok and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of Loomis Sayles Government Securities Fund (the "Fund"), on March 18, 2005 at 2 pm. Eastern time, and any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

                                        ----------------------------------------
                                        Date

                                        NOTE: Please sign exactly as your name
                                        appears on this proxy card. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


                                        ----------------------------------------
                                        Signature(s) (if held jointly)

          . Please fold and detach card at perforation before mailing .

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof. The Trustees recommend a vote FOR the proposal.

              Please vote by filling in the appropriate box below.

Approval of the acquisition of the Loomis Sayles Government Securities Fund by the Loomis Sayles Limited Term Government and Agency Fund.

                             FOR   AGAINST   ABSTAIN
                             [ ]     [ ]       [ ]